Exhibit 99.1
4Q 2009 Earnings Conference Call
March 4, 2010

Safe Harbor Statement
This presentation includes “forward-looking statements” within the meaning of Section 27A of the
Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,”
“estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the
Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following:
❑Increasing competition in the communications industry; and
❑A complex and uncertain regulatory environment.
A further list and description of these risks, uncertainties and other factors can be found in the
Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments

Use of Non-GAAP Financial Measures
Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors.
Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

Chris French
CEO and President

2009 Highlights
❑ Strong operating results - Net income
 from continuing operations of $25.1 million
❑ Returning value to shareholders -
 Dividend of $.32/share up 7%
❑ Positioning the consolidated
 enterprise to maximize shareholder
 returns - Invested in upgrade of acquired
 cable networks; sale of outlying cable
 systems completed; North River acquisition
 completed and DSL roll-out nearly complete
Net Income from Continuing Operations
(in millions)

2009 Highlights
❑ Acquired networks - Completed
 integration of 17,000 customers and
 42,000 homes passed
❑ Enhanced networks - 64% of
 acquired homes passed upgraded at
 12/31/09
❑ Sales results improving -The cable
 network upgrades which began in
 late June are beginning to improve
 sales/retention
Cable Segment RGU’s Growth(1)
(1) - Excludes the impact of RGU’s in markets sold in 4Q’09
Cable Segment Operating Losses

2009 Highlights (Continued)
❑ Wireless growth drives results -
 3,465 net subscriber additions for
 4Q’09 to 222,818 at year end;
 average subs up 8% for 2009
❑ Investment in wireless for
 sustained growth - Expansion of
 EVDO to 95% of the PCS footprint,
 15% growth in cell sites
❑ Providing a quality local
 customer experience - PCS churn
 2.0% in 4Q’09, 1.9% in 4Q’08
PCS Subscribers (000s)
Number of Cell Sites

Adele Skolits
CFO and VP of Finance

EPS
Earnings Per Share - Year over Year
Earnings per Share from Continuing
Operations
- Quarter over Quarter
■ Delivering value for
 Shareholders- EPS growth of 9%
 in 4Q’09 over 4Q’08
*-Includes gain on sale of Rural Telephone Bank stock of $.27 in EPS from Continuing
Operations and EPS

Profitability
Results ($’s in millions)
Maintaining profitability while investing in growth -
OIBDA up 5% for 2009 over 2008

OIBDA
Change between 2008 and 2009
Change between 4Q’08 and 4Q’09
in millions

Cash Flows
Cash Flows ($ millions)
■ Record operating cash flow -
 48% growth in cash generated by
 operations
■ Extended debt facility supports
 sustained growth - Increased
 capital expenditures supports cable
 upgrades and PCS development
■ Manageable debt service - Debt
 facility has equal amortization over
 five years beginning next year
■ Positioned to deliver for
 shareholders - Debt capacity and
 cash flow generation will enable
 the company to be opportunistic or
 return value to shareholders

Earle MacKenzie
COO and EVP

Key Operational Results - Wireless
PCS Retail Subscribers (000s)

Key Operational Results - Wireless
PCS Gross Additions
PCS Net Additions

Key Operational Results - Wireless
PCS Gross Billed Revenue per User
Data & Voice
Quarter over Quarter
■ Billed revenue per subscriber
 declining
■ Data revenue growth not enough
 to compensate

Key Operational Results - Wireless
PCS Gross Billed Revenue per User
Data & Voice
Year over Year
■ Billed revenue per subscriber
 declines slightly due to add-a-
 phone
■ Data revenue continues to grow

Wireless Revenues
PCS Quarterly Billed Service Revenues ($ millions)
$35.1
$36.4

PCS Revenues
PCS Annual Billed Service Revenues ($ millions)
$134.2
$144.8

PCS Customers Top Picks - Q4’09
■ Service Plans
 ▶ Everything Data
 Family 1500
 ▶ Everything Messaging
 Family 1500
 ▶ Everything Data 450
 ▶ 3G Connector Card
■ Handsets
 ▶ Samsung Exclaim
 ▶ Blackberry 8330
 ▶ LG Rumor 2
 ▶ Data Cards
 ▶ Sanyo 3810

Meeting PCS Customer Needs
■ Expanded data
 offering
 ▶ Over 95% POP’s have
 EVDO coverage
■ PA coverage
 improved
■ Capacity increased
Number of Cell Sites

Key Operational Results - Wireline
■ Added approximately
 935 NRTC access
 lines 11/1/2009
■ Modest access line
 loss
■ 45% data penetration
■ Increased broadband
 speeds - most
 customers able to get
 up to 10 Mbps
Access lines (000s)
-.7% CAGR
Internet Customers (000s)

Key Operational Results - Cable
■ Acquisition of 18,000
 new RGUs in Q4’08; sold
 1,750 in Q4’09
■ 64% of acquired homes
 passed upgraded as of
 12/31/09
■ Expect to offer triple play
 to 100% of acquired
 homes passed by third
 quarter 2010
Number of RGUs (000’s)

Investing in the Future
■ Expanding wireless coverage
 & capacity with 64 new cell
 sites and data with 125
 EVDO sites in 2009
■ Increasing broadband
 speeds to 10 MB in LEC area
■ Increased miles and capacity
 of fiber
■ Upgrade of cable systems to
 2-way to provide triple play
 of services
Capex Spending

Q&A

Appendix

Non-GAAP Financial Measure - Billed Revenue per Subscriber
Dollars in thousands (except subscribers and revenue per subscriber)
	2008	2009
Gross billed revenue

Wireless segment total operating revenues	$ 106,885	$115,695
Tower lease revenue	(6,480)	(7,144)
Equipment revenue	(5,214)	(4,522)
Other revenue	(3,042)	(1,833)
Wireless service revenue	92,149	102,196
Service credits	15,018	14,725
Write-offs	8,064	6,782
Management fee	9,034	10,028
Service fee	9,938	11,030
Gross billed revenue	134,203	144,761

Average subscribers	199,794	216,143

Billed revenue per subscriber	$ 55.98	$ 55.81